EXHIBIT 23.1


         WARREN J. SOLOSKI Letterhead


                               CONSENT OF COUNSEL


         I consent to the filing of this opinion as an exhibit to any filing made with the Securities and Exchange Commission or under any state or other jurisdiction's securities act for the purposes of registering, qualifying or establishing eligibility for an exemption from registration or qualification of the stock issued as described in the Registration Statement in connection with the offering described therein.



            /s/  Warren J. Soloski
          ------------------------
           Warren J. Soloski
           Special Counsel to NOSTALGIA MOTORCARS, INC.




Los Angeles, California
October 18, 2001



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